UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2014

APARTMENT INVESTMENT AND

MANAGEMENT COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-13232	84-1259577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

AIMCO PROPERTIES, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-24497	84-1275621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4582 SOUTH ULSTER STREET SUITE 1100, DENVER, CO	80237
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, Including Area Code: (303) 757-8101

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On May 9, 2014, Apartment Investment and Management Company (the “Company”) and AIMCO Properties, L.P., the operating partnership which holds all of the Company’s assets and manages the daily operations of the Company’s business and assets (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, relating to the issuance and sale pursuant to an underwritten public offering (the “Offering”) of 5,000,000 shares of the Company’s Class A Cumulative Preferred Stock, par value $.01 per share (the “Class A Preferred Stock”).

The Underwriting Agreement contains customary representations and warranties, covenants, indemnification provisions and closing conditions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company estimates that its net proceeds from the Offering will be approximately $120.9 million. The Company intends to use a portion of the net proceeds from the Offering to repay indebtedness under its revolving credit facility, and it intends to use the remaining net proceeds for general corporate purposes, which may include repayment of non-recourse property debt. The Offering is expected to close on May 16, 2014, subject to customary closing conditions.

The underwriter or its affiliates from time to time perform investment banking and other financial services for us and our affiliates for which they receive advisory or transaction fees, as applicable, plus out-of-pocket expenses, of the nature and in amounts customary in the industry for these financial services. In the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

Amendment to Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P.

On May 13, 2014, AIMCO-GP, Inc., a wholly owned subsidiary of the Company and the general partner of the Operating Partnership, entered into the Seventh Amendment (the “Seventh Amendment”) to the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of July 29, 1994 and amended and restated as of February 28, 2007, to permit the issuance of Class A Partnership Preferred Units of the Operating Partnership, which have substantially identical economic terms as the Class A Preferred Stock.

The foregoing description of the Seventh Amendment is qualified in its entirety by reference to the Seventh Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On May 13, 2014, the Company filed Articles Supplementary (the “Articles Supplementary”) with the Department of Assessments and Taxation of the State of Maryland relating to the Class A Preferred Stock, which Articles Supplementary were effective on filing. The Articles Supplementary classify 5,000,000 authorized but unissued shares of the Company’s Class A Common Stock, par value $.01 per share (“Common Stock”) into 5,000,000 shares of Class A Preferred Stock. The Class A Preferred Stock entitles the holders thereof to cumulative cash dividends payable quarterly in an amount per share equal to $0.42969 per quarter. The liquidation preference for the Class A Preferred Stock is $25.00 per share, plus an amount equal to accumulated, accrued and unpaid dividends, whether or not earned or declared.

The Class A Preferred Stock is not redeemable prior to May 16, 2019, except (i) in limited circumstances relating to the ownership limitation necessary to preserve the Company’s qualification as a real estate investment trust for federal income tax purposes, and (ii) as described below upon a Change of Control (as defined in the Articles Supplementary). On or after May 16, 2019, the Company may, at its option, redeem the Class A Preferred Stock at any time in whole, or from time to time in part, for cash at a price per share equal to the liquidation preference of $25.00, plus any accumulated, accrued and unpaid dividends, to, but excluding, the date of redemption. In addition, upon the occurrence of a Change of Control, the Company may, at its option, redeem the Class A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a price of $25.00 per share plus, subject to exceptions, any accumulated, accrued and unpaid dividends to, but excluding, the date of redemption. If the Company exercises any of its redemption rights relating to the Class A Preferred Stock, the holders of such redeemed shares will not have the conversion rights described below. The shares of Class A Preferred Stock have no stated maturity, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Company redeems or otherwise repurchases them or they become convertible and are converted in connection with a Change of Control.

Upon the occurrence of a Change of Control, each holder of Class A Preferred Stock will have the right (unless the Company has already provided notice of its election to redeem some or all of the shares of Class A Preferred Stock held by such holder, in which case such holder will have the right only with respect to shares of Class A Preferred Stock that are not called for redemption) to convert some or all of the Class A Preferred Stock held by such holder into a number of shares of Common Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Articles Supplementary, including provisions for the receipt, under specified circumstances, of alternative consideration.

The shares of Class A Preferred Stock are subject to certain restrictions on ownership and transfer designed to preserve the Company’s qualification as a real estate investment trust for federal income tax purposes.

The Class A Preferred Stock ranks prior to the Class A Common Stock of the Company, and on the same level as the Company’s remaining outstanding shares of preferred stock, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up. Holders of shares of the Class A Preferred Stock generally do not have any voting rights. If, however, the Company has not paid dividends on the Class A Preferred Stock or any other series of preferred stock for six or more quarterly periods, whether or not consecutive, holders of the Class A Preferred Stock, together with holders of other classes of preferred stock that are entitled to similar voting rights, will be entitled to elect two additional directors to the Company’s board of directors until all unpaid dividends on the Class A Preferred Stock and such other series of preferred stock have been paid or declared and set apart for payment and dividends thereon for the current quarterly period have been declared and paid or declared and set apart for payment. Certain material adverse changes to the terms of the Class A Preferred Stock cannot be made without the affirmative vote of at least 66-2/3% of the outstanding shares of Class A Preferred Stock.

The foregoing description of the Articles Supplementary is qualified in its entirety by reference to the Articles Supplementary, which is incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure provided under Item 3.03 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 9, 2014, among Apartment Investment and Management Company, AIMCO Properties, L.P. and Wells Fargo Securities, LLC

3.1	Articles Supplementary relating to the Class A Cumulative Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s registration statement on Form 8-A filed on May 14, 2014)

5.1	Opinion of DLA Piper LLP (US)

8.1	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	Seventh Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of May 13, 2014

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

Date: May 15, 2014	By:	/s/ Ernest M. Freedman
	Name:	Ernest M. Freedman
	Title:	Executive Vice President and Chief Financial Officer

Date: May 15, 2014	AIMCO PROPERTIES, L.P.

	By:	AIMCO-GP, Inc.,
Its General Partner

		By:	/s/ Ernest M. Freedman
		Name:	Ernest M. Freedman
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 9, 2014, among Apartment Investment and Management Company, AIMCO Properties, L.P. and Wells Fargo Securities, LLC

3.1	Articles Supplementary relating to the Class A Cumulative Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s registration statement on Form 8-A filed on May 14, 2014)

5.1	Opinion of DLA Piper LLP (US)

8.1	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	Seventh Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of May 13, 2014

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)